Exhibit 99.1

Helix Technologies Sells Security Guarding Business

Denver, CO, 8/04/2020 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- Helix Technologies, Inc. (OTCQB: HLIX) (the “Company”) announced today the divestiture of its security guarding business. The strategic decision to sell the guarding unit solidifies Helix’s transition into a pure play technology company focused on the cannabis industry.

The divestiture of the guarding business is expected to increase gross margins and allow management to focus on growing the Company’s scalable, high margin suite of critical technology infrastructure services. Denver-based, Veteran-owned Invicta Group purchased the business and Security ProAdvisors LLC represented Helix in the sale. Helix will use the net proceeds to pay off existing liabilities and strengthen its working capital position.

“We are incredibly proud of what we have accomplished with Helix Security. In a short time, we went from start-up without a single client to the undisputed leader in the Colorado security market, clearing the field of well-established, larger competitors, and leveraged that dominant position to expand into higher-margin critical technology infrastructure, and data. Now we will continue to bring that same discipline to bear - focused solely on our core strengths and on creating a more streamlined value proposition for investors” said Zachary L. Venegas, Helix Technologies’ Executive Chairman and CEO. “The additional working capital and narrowed focus provided by the divestiture will allow us to accelerate growth and continue shaping the cannabis technology landscape.”

Paul Ballenger, Invicta Group CEO added “This is a tremendous opportunity for us and our investors. Helix built a dominant business, and I could not be more excited to leverage our expertise to continue the rapid growth. Recent social unrest has underlined the need for this type of service, and I am excited to help our clients continue to grow while feeling safe and confident in their future.”

About Helix Technologies, Inc.

Helix Technologies, Inc. (OTCQB: HLIX) is the leading provider of critical infrastructure services, helping owners and operators of licensed cannabis businesses stay competitive and compliant while mitigating risk. Through its proprietary technology suite and security services, Helix Technologies provides comprehensive supply chain management, compliance tools, and asset protection for any license type in any regulated cannabis market. While Helix provides services to the Cannabis and Hemp Industries, the Company does not deal directly with the plant or any derivative products. Helix Technologies’ products reach over 2,000 customer locations in 38 states and 8 countries and has processed over $20 billion in cannabis sales. For more information on Helix Technologies and to sign up for investor updates, visit us at www.helixtechnologies.com. and follow us on Facebook, Twitter and LinkedIn. Sign up for the CannaPulse Newsletter for legislative changes, software updates and more.

About Invicta Group

Invicta is a Denver-based, Veteran-led security firm with decades of relevant security experience across the country and overseas. It seeks to provide a high level of service by leveraging extensive industry experience, realistic training, and unparalleled customer service. To that end, Invicta partners with an extensive network of security teams, clients, local area experts, and affiliates throughout the country to provide world-class security across multiple service lines and end markets. For more information on Invicta and its suite of services, please visit https://invictagrp.com/

About Security ProAdvisors LLC

Security ProAdvisors is one of North America’s leading brokerage, advisory and consulting firms to the security industry. Founded by Keith Oringer, SPA brings over 30 years of security industry and financial expertise, and a record of successful transactions.

For more information about Security ProAdvisors, visit their website at www.SecurityProAdvisors.com.

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our ability to fund our operations and pay any outstanding debt; fluctuations in our financial results; general economic risks; the volatile nature of the market for our products and services and other factors that could impact our anticipated growth; our ability to manage our growth; changes in laws and regulations regarding the cannabis industry and service providers in the cannabis industry; reliance on key personnel; our ability to compete effectively; security and other risks associated with our business; intellectual property risks; and other risk factors set forth from time to time in our SEC filings. Helix Technologies assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Media Contact:

Colt Peterson

Helix Technologies, Inc.

303-324-1022

press@helixtechnologies.com

IR Contact:

Scott Ogur

Helix Technologies, Inc.

ir@helixtechnologies.com